UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (818) 435-2472

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Gaurav Singh as Chief Financial Officer

On September 24, 2012, Gaurav Singh resigned as Chief Financial Officer of CrowdGather, Inc. (the “Registrant”).  Mr. Singh’s resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant.  The resignation of Mr. Singh is attached hereto as exhibit 17.1.  Mr. Singh continues to hold 200,000 shares of the Registrant’s common stock or approximately 0.3% of the issued and outstanding common stock and stock options to purchase 21,500 shares of the Registrant’s common stock at an exercise price of $0.66 per share, with such options expiring on December 24, 2012 pursuant to the terms of the Registrant’s 2008 Stock Option Plan.

Appointment of Jonathan D. Weiss as Chief Financial Officer

On September 24, 2012, the Board of Directors of the Registrant appointed Jonathan D. Weiss as the Registrant’s new Chief Financial Officer.

Mr. Weiss has nearly 20 years of related finance and accounting experience.  From February 2012 to September 2012, Mr. Weiss headed up the finance and business operations of Xtranormal, a San Francisco Bay Area internet startup.  From August 2008 to February 2012, Mr. Weiss served as the Chief Financial Officer of Sandbox Industries, based in Chicago, where he helped provide strategic financial management for a hybrid venture capital firm engaged in healthcare fund management, new business incubation and new business accelerators.  Prior to  Sandbox Industries, Mr. Weiss was a regional Chief Financial Officer for USI Holdings, a subsidiary of Goldman Sachs Partners Company, from 1998 to 2008.  Mr. Weiss received his Bachelors of Business Administration in Accounting from Emory University in 1995.

Mr. Weiss’s long term of service in finance and accounting, his management skills exhibited, and experience obtained were material considerations that led the Board of the Directors to conclude that Mr. Weiss should serve as the Registrant’s Chief Financial Officer.  Mr. Weiss is not an officer or director of any other reporting company.

Mr. Weiss does not beneficially own any shares of the Registrant’s common stock. Mr. Weiss will receive base compensation of $160,000 per annum and stock options to purchase 400,000 shares of the Registrant’s common stock at an exercise price of $0.14 per share, vesting over a four year period with the first one-eighth vesting six months from the grant date and one-sixteenth vesting every 90 days after the six month anniversary pursuant to the Registrant’s 2008 Stock Option Plan.  Mr. Weiss is also eligible to receive a discretionary annual bonus of up to 100% of his base salary at the sole discretion of the Registrant’s Board of Directors based on the achievement of certain milestones and the overall operational and financial performance of the Registrant.  In the event Mr. Weiss’s employment by the Registrant is terminated during the initial eighteen months of his employment for any reason by the Registrant, the Registrant will pay Mr. Weiss a severance of one month base salary.

Item 7.01 Regulation FD Disclosure.

On September 26, 2012, the Registrant issued a press release to announce the appointment of Jonathan Weiss as the Registrant’s new Chief Financial Officer.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
17.1	Resignation of Gaurav Singh as Chief Financial Officer
99.1	Press Release dated September 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: September 26, 2012	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer